EXHIBIT 99.1

SM ENERGY COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial information is presented to illustrate the effect of the sale by SM Energy Company (the “Company”) of its non-operated Eagle Ford shale assets, including its ownership interest in related midstream assets (the “Eagle Ford Assets” and the “Divestiture”) on its historical financial position and operating results. The Divestiture had an effective date of November 1, 2016, and was completed on March 10, 2017. Net proceeds from the Divestiture, after customary closing adjustments and estimated selling costs, were $747.4 million. The Divestiture is subject to customary post-closing purchase price adjustments that have not yet been finalized.

The unaudited pro forma consolidated balance sheet as of December 31, 2016, is based on the historical financial statements of the Company as of December 31, 2016, after giving effect to the Divestiture as if it had occurred on December 31, 2016. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2016, is based on the historical financial statements of the Company for such period after giving effect to the Divestiture as if it had occurred on January 1, 2016. The pro forma adjustments are based on available information and certain assumptions that the Company believes are reasonable as of the date of this Current Report on Form 8-K. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma consolidated financial statements.

The preparation of the unaudited pro forma consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States. These principles require the use of estimates that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates. The Company determined that the Divestiture does not qualify for discontinued operations accounting under financial statement presentation authoritative guidance.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and do not purport to indicate the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the Divestiture been consummated on the date or for the period presented. The unaudited pro forma consolidated financial information should be read in conjunction with the Company’s historical consolidated financial statements and notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed on February 23, 2017.

SM ENERGY COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of December 31, 2016
(in thousands, except share amounts)

	As Reported	Pro Forma Adjustments	Notes	As Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$9,372	$747,395	(a)	$756,767
Accounts receivable	151,950	(644)	(d)	151,306
Derivative asset	54,521			54,521
Prepaid expenses and other	8,799			8,799
Total current assets	224,642	746,751		971,393

Property and equipment (successful efforts method):
Proved oil and gas properties	5,700,418			5,700,418
Less - accumulated depletion, depreciation, and amortization	(2,836,532)			(2,836,532)
Unproved oil and gas properties	2,471,947			2,471,947
Wells in progress	235,147			235,147
Oil and gas properties held for sale, net	372,621	(372,621)	(b)	—
Other property and equipment, net of accumulated depreciation of $42,882	137,753			137,753
Total property and equipment, net	6,081,354	(372,621)		5,708,733

Noncurrent assets:
Derivative asset	67,575			67,575
Other noncurrent assets	19,940			19,940
Total other noncurrent assets	87,515	—		87,515
Total Assets	$6,393,511	$374,130		$6,767,641

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$299,708	$13,902	(d)	$313,610
Derivative liability	115,464			115,464
Total current liabilities	415,172	13,902		429,074

Noncurrent liabilities:
Revolving credit facility	—			—
Senior Notes, net of unamortized deferred financing costs	2,766,719			2,766,719
Senior Convertible Notes, net of unamortized discount and deferred financing costs	130,856			130,856
Asset retirement obligation	96,134			96,134
Asset retirement obligation associated with oil and gas properties held for sale	26,241	(26,241)	(c)	—
Deferred income taxes	315,672	128,493	(d)	444,165
Derivative liability	98,340			98,340
Other noncurrent liabilities	47,244			47,244
Total noncurrent liabilities	3,481,206	102,252		3,583,458

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value - authorized: 200,000,000 shares; issued and outstanding: 111,257,500	1,113			1,113
Additional paid-in capital	1,716,556			1,716,556
Retained earnings	794,020	257,976	(e)	1,051,996
Accumulated other comprehensive loss	(14,556)			(14,556)
Total stockholders’ equity	2,497,133	257,976		2,755,109
Total Liabilities and Stockholders’ Equity	$6,393,511	$374,130		$6,767,641

SM ENERGY COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2016
(in thousands, except per share amounts)

	As Reported	Pro Forma Adjustments	Notes	As Adjusted
Operating revenues and other income:
Oil, gas, and NGL production revenue	$1,178,426	$(216,844)	(f)	$961,582
Net gain on divestiture activity	37,074		(g)	37,074
Other operating revenues	1,950			1,950
Total operating revenues and other income	1,217,450	(216,844)		1,000,606

Operating expenses:
Oil, gas, and NGL production expense	597,565	(96,829)	(f)	500,736
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	790,745	(68,911)	(h)	721,834
Exploration	65,641			65,641
Impairment of proved properties	354,614	(269,610)	(i)	85,004
Abandonment and impairment of unproved properties	80,367			80,367
General and administrative	126,428			126,428
Change in Net Profits Plan liability	(7,200)			(7,200)
Net derivative loss	250,633			250,633
Other operating expenses	17,972			17,972
Total operating expenses	2,276,765	(435,350)		1,841,415

Loss from operations	(1,059,315)	218,506		(840,809)

Non-operating income (expense):
Interest expense	(158,685)			(158,685)
Gain on extinguishment of debt	15,722			15,722
Other, net	362			362

Loss before income taxes	(1,201,916)	218,506		(983,410)
Income tax benefit	444,172	(79,099)	(j)	365,073

Net loss	$(757,744)	$139,407		$(618,337)

Basic weighted-average common shares outstanding	76,568			76,568
Diluted weighted-average common shares outstanding	76,568			76,568
Basic net loss per common share	$(9.90)			$(8.08)
Diluted net loss per common share	$(9.90)			$(8.08)

NOTES TO THE UNAUDITED PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma consolidated financial statements reflect the following adjustments:

Pro Forma Consolidated Balance Sheet

“As Reported” - represents the historical consolidated balance sheet of the Company as of December 31, 2016.

a.	To adjust cash and cash equivalents for the receipt of proceeds from the sale of the Company’s Eagle Ford Assets, net of estimated selling costs.

b.	To eliminate oil and gas properties related to the assets sold, which were previously classified as assets held for sale.

c.	To eliminate the asset retirement obligation liability related to the assets sold.

d.
To reflect the estimated change in income tax receivables and payables and deferred income taxes related to additional utilization of gross federal and state net operating losses of $632.8 million resulting in a decrease to deferred tax assets of $176.2 million, offset by the reversal of $28.9 million of net deferred tax liabilities associated with assets sold, and the reversal of valuation allowances on deferred tax assets of $4.3 million relating to state net operating losses and other deferred deductions which are now expected to be utilized.

e.	To record the estimated gain on sale of oil and gas properties, net of tax effect, as illustrated in the table below.

For the Year Ended December 31, 2016
(in thousands)
Gross purchase price	$800,000
Less: customary closing adjustments	(45,965)
Cash proceeds received at closing	754,035

Less: estimated selling costs	(6,640)
Net divestiture proceeds	747,395

Less: cost basis of assets and liabilities sold	(346,380)
Net gain on the Divestiture, before tax	401,015

Less: income tax expense	(143,039)
Net gain on the Divestiture	$257,976

Pro Forma Consolidated Statement of Operations

“As Reported” - represents the historical consolidated statement of operations of the Company for the year ended December 31, 2016.

f.	To eliminate the revenues and direct operating expenses for the assets sold.

g.
The gain directly attributable to the Divestiture is not expected to have a continuing impact on the Company’s operations, and therefore, is not reflected in the unaudited pro forma consolidated income statement.

h.	To eliminate depletion, depreciation, amortization, and asset retirement obligation liability accretion expense attributable to the assets sold.

i.	To eliminate the impairment of proved properties expense recorded for the assets sold.

j.	To adjust the income tax benefit for the effects of the pro forma adjustments at a 36.2 percent blended federal and state statutory rate.

No pro forma adjustment was made for historical overhead costs reflected in general and administrative and exploration expense or for interest expense, as these costs are not directly attributable to the assets sold. The Divestiture proceeds will be used primarily for development activity. If market conditions are favorable, the Company may use a portion of the Divestiture proceeds to pay down debt; however, the amount and timing is uncertain. Additionally, the Company’s oil, gas, and NGL commodity derivative contracts are not directly attributable to the assets sold, and therefore, were not reflected in the unaudited pro forma consolidated financial statements.